Exhibit 10.2

SECOND AMENDMENT
TO
AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT (“Second Amendment”) is effective as of July 31, 2024, by and between MPLX LP, a Delaware limited partnership (the “Borrower”), and MPC Investment LLC, a Delaware limited liability company (the “Lender”). The Borrower and the Lender may be singularly referred to as a “Party” and collectively referred to as the “Parties”.
1.Purpose. The Parties acknowledge and agree that this Amendment is made and entered into for the purpose of modifying certain terms and/or conditions of the Amended and Restated Loan Agreement entered into by the Parties on July 31, 2019, as amended by the First Amendment dated January 1, 2023 (collectively, the “Loan Agreement”). The terms and conditions set forth in this Amendment shall supersede and replace the provisions of the Agreement identified herein. All terms and conditions of the Loan Agreement not modified by this Amendment shall remain in full force and effect as set forth in the Loan Agreement. All capitalized terms set forth in this Amendment shall have the same meanings as set forth in the Loan Agreement.

2.Modification. The first sentence in Section 2.2 of the Loan Agreement is hereby amended and replaced in its entirety with the following:

“The entire unpaid principal amount of the Loans (together with all accrued and unpaid interest and other amounts, if any, payable hereunder) shall mature and become due and payable on July 31, 2029 (such date, the “Maturity Date”).”

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has executed this Second Amendment to the Loan Agreement as of the date first written above.

MPC INVESTMENT LLC

By: /s/ Brian R. Kreinbrink
Name:   Brian R. Kreinbrink
Its:    Assistant Treasurer

MPLX LP
By: MPLX GP LLC, its General Partner

By: /s/ Kelly S. Niese
Name:   Kelly S. Niese
Its:    Vice President Treasury